                                                                   Exhibit 23(a)
                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, used to register UtiliCorp United Inc.'s common stock and debt, of our reports dated February 3, 1998, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP

Kansas City, Missouri,
  November 10, 1998